UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Bernstein Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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International Portfolio Tax-Managed International Portfolio JOINT SPECIAL MEETING OF SHAREHOLDERS IMPORTANT SHAREHOLDER INFORMATION Please vote promptly VOTING IS QUICK AND EASY Dear Shareholder: We recently sent you proxy materials concerning an important proposal regarding your holdings in one or more of the above referenced portfolios, which will be considered at the Joint Special Meeting of Shareholders to be held virtually on October 22, 2020 at 3:00 p.m. ET. This communication was sent to you because you held shares on the record date, and we have not yet received your vote. Your vote is critical to this process. Please vote prior to the Joint Special Meeting on October 22, 2020. Thank you for your prompt attention to this matter. If you have already voted, we appreciate Sanford C. Bernstein Fund, Inc. Read the enclosed materials and vote by one of these four options: Vote Online Vote by Mail Visit the website noted on Mail your signed proxy the enclosed proxy card or card or voting instruction voting instruction form and form in the postage-paid follow the instructions envelope Vote by Phone Speak with a Proxy Specialist Call the toll-free Call 1 866-492-0860 with number printed on the any questions. Specialists enclosed proxy card or can assist with voting. voting instruction form and Available Mon-Fri from 9 follow the automated a.m. – 11 p.m. ET and Sat instructions. Available 7 from noon – 6 p.m. ET days a week 24 hours a day. 31546 remail